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                                                                   EXHIBIT 10.15


                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of October 30, 1998, by and between Celeritek, Inc. ("Borrower") and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated September 23, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Four Million ($4,000,000) and a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000). The Equipment Line has been modified pursuant to among other documents, a Loan Modification Agreement dated May 29, 1998, pursuant to, which, among other things, the principal amount of Equipment Line was increased to One Million Nine Hundred Forty Four Thousand Four Hundred Forty Four and 44/100 ($1,944,444.44). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. The defined terms as set forth in section 13.1 entitled "Definitions" are hereby amended and/or incorporated to read as follows:

               "Borrowing Base" is 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate for all Advances in excess of $4,000,000 in the aggregate. All Advances up to an Aggregate amount of $4,000,000 shall not be subject to the margin requirement of the Borrowing Base. At such times as Advances exceed $4,000,000, all outstanding Advances under the Committed Revolving Line shall be subject to the Borrowing Base at all times thereafter.

               "Collateral" is the property described on Exhibit A (attached hereto).

               "Committed Revolving Line" is a Credit Extension of up to $6,000,000.

               "Credit Extension" is each Advance, Equipment Advance, Letter of Credit, Term Loan, Exchange Contract or any other extension of credit by Bank for Borrower's benefit.

               "Debt Service Coverage" is hereby deleted in its entirety.

               "Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2, but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:


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               (a)  Accounts that the account debtor has not paid within 90 says of invoice date;

               (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

               (c)  Credit balances over 90 days from invoice date;

               (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts for the amounts that exceed that percentage, unless Bank approves in writing.

               (e) Accounts for which the account debtor does not have its principal place of business in the United States;

               (f) Accounts for which the account debtor is a federal, state, or local government entity or any department, agency, or instrumentality;

               (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts payable, customer deposits or credit accounts);

               (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

               (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

               (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (k) Accounts for which Bank reasonably determines collection to be doubtful.

               "Permitted Liens" are"

               (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

               (b) Liens for taxes, fees assessments or other government charges or levies either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

               (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

               (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under


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any lease or
                    license, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

               (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through
                    (c), but any extension, renewal or replacement of Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

               "Revolving Maturity Date" is October 30, 1999.

          2. Section 2.1 entitled "Advances" is hereby amended in part to delete the word "Advances" and replace with the word "Credit Extensions".

          3. Sub-section (a) of Section 2.1.1 entitled "Revolving Advances" is hereby amended in its entirety to read as follows:

               Bank will make Advances not exceeding the (i) Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Advances of up to $4,000,000 outstanding in the aggregate may be made without regard to any limitation under the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

          4. Section 4.1 entitled "Grant of Security Interest" is hereby amended in its entirety to read as follows:

               Borrower grants to Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

          5. Section 5.2 entitled "Collateral" is hereby amended in its entirety to read as follows:

               Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

          6. Sub-section (c) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby incorporated into the Loan Agreement to read as follows:

               At such times as Advances are subject to the Borrowing Base, within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable.

               Sub-section (d) of Section 6.2 entitled Financial Statements, Reports, Certificates" is hereby incorporated into the Loan Agreement to read as follows:


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               Bank has the right to audit Borrower's Collateral at Borrower's expense at such times as Advances exceed $4,000,000 and upon an Event of Default occurring and continuing.

          7. Section 6.7 entitled "Financial Covenants" are hereby amended in their entirety to read as follows:

               Borrower will maintain as of the last day of each quarter, unless otherwise noted:

               (i) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00.

               (ii) DEBT/TANGIBLE NET WORTH RATIO. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.00 to 1.00.

               (iii) TANGIBLE NET WORTH. A Tangible Net Worth of at least
                    $32,500,000 through the quarter ending December 31, 1998, decreasing to $31,500,000 thereafter.

               (iv) PROFITABILITY. Borrower shall have a minimum net profit of
                    $1 each quarter, except that Borrower may suffer one quarterly loss, not to exceed $500,000. Notwithstanding the foregoing, Bank will test the covenant beginning with the quarter ending June 30, 1999.

               (v) MINIMUM CASH. Borrower shall maintain monthly Minimum Cash of at least $4,000,000.

          4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

          5. PAYMENT OF THE LOAN FEE. Borrower shall pay to Bank a fee in the amount of Fifteen Thousand Dollars ($15,0 00.00) (the "Loan Fee") plus all out-of-pocket expenses.

          6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

          7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

          8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon (i) Borrower's payment of the Loan Fee (ii) Borrower's execution of a UCC Financing Statement covering the Collateral and (iii) Bank satisfactory review of a UCC search, ascertaining it has a first priority security interest in the Collateral.


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     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                  BANK:

CELERITEK, INC.                            SILICON VALLEY BANK


By: /s/ MARGARET SMITH                     By: /s/ JOELLEN ADEMSKI
   ----------------------------------         ----------------------------------

Name:   Margaret Smith                     Name:   Joellen Ademski
     --------------------------------           --------------------------------

Title:  CFO                                Title:  SWP
      -------------------------------            -------------------------------


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